Exhibit 99.1

Ichor Holdings, Ltd. Announces Third Quarter 2019 Financial Results

FREMONT, Calif., November 5, 2019–(BUSINESS WIRE)–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced third quarter 2019 financial results.

Highlights for the third quarter of 2019:

•	Revenues of $154 million, at the high end of expectations;
•	Gross margin of 13.4% on a GAAP basis and 13.5% on a non-GAAP basis;
•	Net earnings of $0.04 per diluted share on a GAAP basis and $0.30 on a non-GAAP basis.

“Ichor’s third quarter results were at the upper end of our expectations, with revenues up 11% and earnings per share up over 30% from the second quarter,” commented Chairman and CEO Tom Rohrs. “Stronger business levels in the third quarter were driven by a combination of our market share gains, an increase in shipments for EUV lithography, and importantly by the beginning of an upturn in industry spending. Over the last five quarters of a downturn in semiconductor capital investments, we have demonstrated the resiliency of our variable operating model by delivering strong earnings and positive cash flows while reducing our share count and net debt position. As we look forward to a stronger fourth quarter, we are encouraged by continued strengthening of investments in the foundry and logic sectors and the beginning of a recovery in memory capital spending – both signaling a stronger year ahead for Ichor in 2020.”

	Q3 2019	Q2 2019	Q3 2018
	(in thousands, except per share amounts and percentages)
U.S. GAAP Financial Results:
Net sales	$154,456	$139,195	$175,207
Gross profit percent	13.4%	14.0%	16.1%
Operating income percent	2.2%	2.2%	6.6%
Net income	$923	$336	$9,637
Diluted EPS	$0.04	$0.01	$0.39

	Q3 2019	Q2 2019	Q3 2018
	(in thousands, except per share amounts and percentages)
Non-GAAP Financial Results:
Net sales	$154,456	$139,195	$175,207
Gross profit percent	13.5%	14.2%	16.2%
Operating income percent	5.8%	5.9%	9.8%
Adjusted net income	$6,748	$5,118	$13,601
Diluted EPS	$0.30	$0.23	$0.55

U.S. GAAP Financial Results Overview

For the third quarter of 2019, revenue was $154.5 million, net income was $0.9 million, and net income per diluted share (“diluted EPS”) was $0.04. This compares to revenue of $139.2 million and $175.2 million, net income of $0.3 million and $9.6 million, and diluted EPS of $0.01 and $0.39, for the second quarter of 2019 and third quarter of 2018, respectively.

Non-GAAP Financial Results Overview

For the third quarter of 2019, non-GAAP adjusted net income was $6.7 million and non-GAAP adjusted diluted EPS was $0.30. This compares to non-GAAP adjusted net income of $5.1 million and $13.6 million, and non-GAAP adjusted diluted EPS of $0.23 and $0.55, for the second quarter of 2019 and third quarter of 2018, respectively.

Fourth Quarter 2019 Financial Outlook

For the fourth quarter of 2019, we expect revenue to be in the range of $180 to $190 million. We expect GAAP diluted EPS to be in the range of $0.36 to $0.49 and non-GAAP adjusted diluted EPS to be in the range of $0.43 to $0.51.

This outlook for non‑GAAP adjusted diluted EPS excludes known charges related to amortization of intangible assets, share‑based compensation expense, tax adjustments related to these non-GAAP adjustments, and non-recurring charges known at the time of providing this outlook. This outlook for non-GAAP adjusted diluted EPS excludes any items that are unknown at this time, such as non-recurring tax-related items or other unusual items which we are not able to predict without unreasonable efforts due to their inherent uncertainty.

Balance Sheet and Cash Flow Results

We ended the third quarter of 2019 with cash of $30.2 million, a decrease of $11.3 million from the prior quarter and a decrease of $13.7 million from December 28, 2018. The decrease from the prior quarter was primarily due to payments on our revolving credit facility of $14.0 million and capital expenditures of $2.2 million, partially offset by cash generated from operations of $4.3 million. The decrease from December 28, 2018 was primarily due to net payments on long-term debt of $23.6 million, capital expenditures of $8.3 million, cash paid for intangible assets of $8.1 million, and share repurchases of $1.6 million, partially offset by cash generated from operations of $25.0 million and net proceeds from the issuance of ordinary shares under our share-based compensation plans of $3.0 million.

Our cash generated from operations of $25.0 million during the first three quarters of 2019 consists of net income of $2.8 million, net non-cash charges of $20.4 million, and a decrease in our net operating assets and liabilities of $1.8 million. Non-cash charges primarily consist of depreciation and amortization of $16.0 million and share-based compensation of $4.6 million. The decrease in our net operating assets and liabilities was primarily due to an increase in accounts payable of $23.4 million, a decrease in inventories of $15.3 million, and a decrease in prepaid expenses and other assets of $3.5 million, partially offset by an increase in accounts receivable of $36.9 million and a decrease in accrued and other liabilities of $3.5 million.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non-GAAP gross profit, non‑GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS. These non-GAAP metrics exclude amortization of intangible assets, share-based compensation expense, non-recurring expenses including adjustments to the cost of goods sold, tax adjustments related to those non-GAAP adjustments, and non-recurring discrete tax items including tax impacts from releasing a valuation allowance related to foreign tax credits, to the extent they are present in gross profit, operating income, and net income. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, is included at the end of this press release. Non-GAAP adjusted diluted EPS is defined as non-GAAP adjusted net income divided by weighted average diluted ordinary shares outstanding during the period.

Management uses non-GAAP gross profit, non-GAAP operating income, non-GAAP adjusted net income, and non-GAAP adjusted diluted EPS to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective.

Conference Call

We will conduct a conference call to discuss our third quarter 2019 results and business outlook on November 5, 2019, at 1:30 p.m. PST.

To listen to the conference call via the Internet, please visit the investor relations section of our web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844‑395‑9251 (domestic) or 478‑219‑0504 (international), conference ID: 7942899.

A taped replay of the webcast will be available shortly after the call on our website or by calling 855‑859‑2056 (domestic) or 404‑537‑3406 (international), conference ID: 7942899.

About Ichor

We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment. Our product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also manufacture precision-machined components, weldments, and proprietary products for use in fluid delivery systems for direct sales to our customers. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically-integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. Ichor is headquartered in Fremont, CA. www.ichorsystems.com.

We use a 52 or 53 week fiscal year ending on the last Friday in December. The three months ended September 27, 2019, June 28, 2019, and September 28, 2018 were all 13 weeks. References to the third and second quarter of 2019 and the third quarter of 2018 relate to the three month periods then ended.

Safe Harbor Statement

Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "guidance," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," “look forward,” and similar expressions are used to identify these forward-looking statements.

Examples of forward-looking statements include, but are not limited to, statements regarding expected revenue, growth, earnings, profitability, and industry trends, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on management’s current expectations and assumptions regarding Ichor’s business and industry, the economy and other future conditions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including:  (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, (10)  dependence on a limited number of suppliers and (11) the integration of recent acquisitions with Ichor, including the ability to retain customers, suppliers and key employees. Additional information concerning these and other factors can be found in Ichor's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the "Risk Factors" section of Ichor's Annual Report on Form 10‑K filed with the SEC on March 8, 2019, and subsequent filings with the SEC.

All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in Ichor’s expectations, future events or developments, or otherwise, except as required by law.

Contact:

Larry Sparks, CFO 510-897-5200

Claire McAdams, IR & Strategic Initiatives 530-265-9899

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.

Consolidated Balance Sheets

(dollars in thousands, except per share amounts)

(unaudited)

	September 27, 2019	December 28, 2018
Assets
Current assets:
Cash	$30,175	$43,834
Accounts receivable, net	77,140	40,287
Inventories, net	105,822	121,106
Prepaid expenses and other current assets	5,085	6,348
Total current assets	218,222	211,575
Property and equipment, net	43,056	41,740
Operating lease right-of-use assets	14,913	—
Other noncurrent assets	935	906
Deferred tax assets, net	1,363	1,363
Intangible assets, net	55,367	56,895
Goodwill	173,010	173,010
Total assets	$506,866	$485,489
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$86,963	$64,300
Accrued liabilities	10,123	9,556
Other current liabilities	3,875	5,148
Current portion of long-term debt	8,750	8,750
Current portion of lease liabilities	5,291	—
Total current liabilities	115,002	87,754
Long-term debt, less current portion, net	169,250	192,117
Lease liabilities, less current portion	10,020	—
Deferred tax liabilities	3,097	3,966
Other non-current liabilities	2,307	3,326
Total liabilities	299,676	287,163
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 22,482,403 and 22,234,508 shares outstanding, respectively; 26,919,842 and 26,574,037 shares issued, respectively)	2	2
Additional paid in capital	236,044	228,358
Treasury shares at cost (4,437,439 and 4,339,529 shares, respectively)	(91,578)	(89,979)
Retained earnings	62,722	59,945
Total shareholders’ equity	207,190	198,326
Total liabilities and shareholders’ equity	$506,866	$485,489

ICHOR HOLDINGS, LTD.

Consolidated Statement of Operations

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
Net sales	$154,456	$139,195	$175,207	$431,482	$682,209
Cost of sales	133,763	119,662	146,993	371,033	567,521
Gross profit	20,693	19,533	28,214	60,449	114,688
Operating expenses:
Research and development	2,987	2,634	2,123	8,012	7,152
Selling, general, and administrative	11,048	10,685	10,658	33,491	38,016
Amortization of intangible assets	3,336	3,202	3,885	9,675	11,536
Total operating expenses	17,371	16,521	16,666	51,178	56,704
Operating income	3,322	3,012	11,548	9,271	57,984
Interest expense	2,663	2,762	2,553	8,193	7,360
Other expense (income), net	(43)	7	(84)	(12)	(60)
Income before income taxes	702	243	9,079	1,090	50,684
Income tax benefit	(221)	(93)	(558)	(1,687)	(3,714)
Net income	$923	$336	$9,637	2,777	54,398
Net income per share:
Basic	$0.04	$0.02	$0.40	$0.12	$2.15
Diluted	$0.04	$0.01	$0.39	$0.12	$2.11
Shares used to compute net income per share:
Basic	22,454,408	22,395,308	24,352,995	22,373,181	25,352,489
Diluted	22,718,882	22,663,053	24,674,912	22,629,855	25,840,494

ICHOR HOLDINGS, LTD.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	September 27, 2019	September 28, 2018
Cash flows from operating activities:
Net income	$2,777	$54,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,957	17,405
Share-based compensation	4,597	6,277
Deferred income taxes	(869)	(6,246)
Amortization of debt issuance costs	696	731
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(36,853)	(14,646)
Inventories, net	15,284	22,569
Prepaid expenses and other assets	3,492	1,336
Accounts payable	23,413	(48,104)
Accrued liabilities	661	(3,711)
Other liabilities	(4,152)	(2,639)
Net cash provided by operating activities	25,003	27,370
Cash flows from investing activities:
Capital expenditures	(8,348)	(11,385)
Cash paid for acquisitions, net of cash acquired	—	(1,443)
Cash paid for intangible assets	(8,147)	—
Net cash used in investing activities	(16,495)	(12,828)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	3,217	6,215
Employees' taxes paid upon vesting of restricted share units	(222)	(70)
Repurchase of ordinary shares	(1,599)	(60,318)
Debt issuance and modification costs	—	(2,092)
Borrowings on revolving credit facility	5,000	17,162
Repayments on revolving credit facility	(22,000)	(5,000)
Repayments on term loan	(6,563)	(6,722)
Net cash used in financing activities	(22,167)	(50,825)
Net decrease in cash	(13,659)	(36,283)
Cash at beginning of year	43,834	69,304
Cash at end of quarter	$30,175	$33,021
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$6,115	$5,987
Cash paid during the period for taxes	$1,961	$2,166
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$712	$790

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
U.S. GAAP gross profit	$20,693	$19,533	$28,214	$60,449	$114,688
Non-GAAP adjustments:
Share-based compensation	186	181	178	509	485
Other non-recurring expense, net (1)	—	26	—	129	—
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	4,839
Non-GAAP gross profit	$20,879	$19,740	$28,392	$61,087	$120,012
U.S. GAAP gross margin	13.4%	14.0%	16.1%	14.0%	16.8%
Non-GAAP gross margin	13.5%	14.2%	16.2%	14.2%	17.6%

(1)	Included in this amount for 2019 periods presented are costs associated with restructuring and transitioning key leadership roles.
(2)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Operating Income to Non-GAAP Operating Income

(dollars in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
U.S. GAAP operating income	$3,322	$3,012	$11,548	$9,271	$57,984
Non-GAAP adjustments:
Amortization of intangible assets	3,336	3,202	3,885	9,675	11,536
Share-based compensation	1,792	1,475	1,271	4,597	6,277
Other non-recurring expense, net (1)	476	496	397	2,323	2,283
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	4,839
Non-GAAP operating income	$8,926	$8,185	$17,101	$25,866	$82,919
U.S. GAAP operating margin	2.2%	2.2%	6.6%	2.1%	8.5%
Non-GAAP operating margin	5.8%	5.9%	9.8%	6.0%	12.2%

(1)

Included in this amount for the third and second quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018 and (ii) costs associated with restructuring and transitioning key leadership roles.

Included in this amount for the third quarter of 2018 are acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between key management personnel of IAN.

Included in this amount for the nine months ended September 27, 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, (ii) costs associated with restructuring and transitioning key leadership roles, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the nine months ended September 28, 2018 are (i) separation benefits for a former officer that became effective in January 2018 and (ii) acquisition-related expenses.

(2)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.

ICHOR HOLDINGS, LTD.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Adjusted Net Income

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 27, 2019	June 28, 2019	September 28, 2018	September 27, 2019	September 28, 2018
U.S. GAAP net income	$923	$336	$9,637	$2,777	$54,398
Non-GAAP adjustments:
Amortization of intangible assets	3,336	3,202	3,885	9,675	11,536
Share-based compensation	1,792	1,475	1,271	4,597	6,277
Other non-recurring expense, net (1)	476	496	397	2,323	2,283
Tax adjustments related to non-GAAP adjustments	221	(391)	(1,589)	(1,955)	(7,421)
Tax benefit from release of valuation allowance (2)	—	—	—	—	(4,140)
Fair value adjustment to inventory from acquisitions (3)	—	—	—	—	4,839
Non-GAAP net income	$6,748	$5,118	$13,601	$17,417	$67,772
U.S. GAAP diluted EPS	$0.04	$0.01	$0.39	$0.12	$2.11
Non-GAAP diluted EPS	$0.30	$0.23	$0.55	$0.77	$2.62
Shares used to compute diluted EPS	22,718,882	22,663,053	24,674,912	22,629,855	25,840,494

(1)

Included in this amount for the third and second quarter of 2019 are (i) acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN, which we acquired in April 2018 and (ii) costs associated with restructuring and transitioning key leadership roles.

Included in this amount for the third quarter of 2018 are acquisition-related expenses, comprised primarily of expense associated with a two year retention agreement between the Company and key management personnel of IAN.

Included in this amount for the nine months ended September 27, 2019 are (i) acquisition-related expenses, comprised primarily of a charge to expense from the extinguishment of an indemnification asset related to our acquisition of Cal‑Weld in 2017 and expense associated with a two year retention agreement between the Company and key management personnel of IAN, (ii) costs associated with restructuring and transitioning key leadership roles, and (iii) costs incurred with implementing a new ERP system.

Included in this amount for the nine months ended September 28, 2018 are (i) separation benefits for a former officer that became effective in January 2018 and (ii) acquisition-related expenses.

(2)	Represents the release of a valuation allowance against our foreign tax credit carryforwards we now expect to realize as a result of additional analysis of the Tax Cuts and Jobs Act.
(3)

As part of our purchase price allocation for our acquisition of Talon in December 2017 and IAN in April 2018, we recorded acquired-inventory at fair value, resulting in a fair value step-up of $6.2 million and $0.3 million, respectively. This amount was subsequently charged to cost of sales as acquired-inventory was sold.